EXHIBIT 99.1

NEWS RELEASE

For Immediate Release	Contact:	Michael Sund
March 18, 2005		(858) 503-3233

MAXWELL TECHNOLOGIES FILES TO EXTEND FORM 10-K FILING DEADLINE;

ACCOUNTING ADJUSTMENTS REQUIRE RESTATEMENT OF FY2002 RESULTS

Additional Provision for Phase-Out of Swiss Tax Holiday Increases Q4 Net Loss to $5.1 Million

SAN DIEGO, Calif. — Maxwell Technologies, Inc. (Nasdaq: MXWL) filed yesterday with the Securities and Exchange Commission for a 15-day extension of the March 16, 2005 deadline for filing its Annual Report on Form 10-K to provide sufficient time to complete restatement of its consolidated financial statements for fiscal year 2002, to reflect an accounting adjustment related to stock based compensation arising from the merger of subsidiaries into the parent company.

The restatement does not affect the company’s consolidated statements of operations for 2003 or 2004. The company expects to file its Form 10-K within the 15-day extension period.

The company also has filed a Current Report on Form 8-K to update its estimate of the net loss it will report for the three months ended December 31, 2004, and to report on the facts and circumstances upon which it based its decision to restate 2002 results.

David Russian, Maxwell’s chief financial officer said that the company now expects to record a net loss of approximately $5.1 million for the fourth quarter of 2004, reflecting an additional book provision of approximately $700,000 for the phase-out of a Swiss tax holiday that ends in 2005. In a news release issued on February 24, 2005, the company estimated that its net loss for the fourth quarter of 2004 would be in the range of $4.0 to $4.8 million. Revenue for fourth quarter still is expected to total $8.5 million, a 27 percent sequential increase from the third quarter ended September 30, 2004.

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and other expressions of management’s belief or opinion that reflect its current understanding or belief with respect to such matters. Such statements include, without limitation, estimates of revenue and charges for the phase-out of a Swiss tax holiday, which are unaudited and subject to change. These estimates and projections and the company’s business prospects in general are subject to numerous risks and uncertainties, including the fact that the company has a history of losses, may not be able to achieve or maintain profitability, and may not be able to obtain sufficient capital to meet customer demand or other corporate needs. In addition, we are undergoing government audits of two businesses sold or discontinued in 2001, and cannot provide assurances that documentation we have provided will be sufficient to avoid significant liabilities arising from those audits. Other risks and uncertainties involve development and acceptance of products based on new technologies, demand for original equipment manufacturers’ products reaching anticipated levels, general economic conditions in the markets served by the company’s products, cost-effective manufacturing of new products, and the impact of competitive products and pricing, and risks and uncertainties involved in foreign operations, including the impact of currency fluctuations. Future changes in accounting standards or practices may adversely affect our revenue or expenses, and compliance with government regulations may result in additional expenses. We may also be subject to product liability or warranty claims, with which we have limited historical experience. These and other risks are detailed from time-to-time in the Company’s SEC reports, including the report on Form 10-K for the fiscal year ended December 31, 2003. Actual results may differ materially from those projected. These forward-looking statements represent management’s opinions and beliefs as of the date of this news release. The Company disclaims any intent or obligation to update these forward-looking statements to reflect events or circumstances that may arise after the date of this release.

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